Date:	June 4, 2010
For Release:	Immediate
Contact:	Investor Contact:
	Gary J. Morgan,	Joseph Hassett, VP
	Senior Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Announces First Quarter Financial Results

• Net Sales up 13% Versus Last Year’s First Quarter
• Net Income up 48% Versus Last Year’s First Quarter

Harleysville, PA, June 4, 2010 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced the Company’s financial results for the first quarter ended April 30, 2010.

Net sales for the first quarter ended April 30, 2010 were $22.3 million, the second highest first quarter net sales in the Company’s history, and up 13% from $19.6 million for the same quarter last year. Net income totaled $1.4 million and diluted earnings per share were $0.10 for the first quarter, compared with net income of $1.0 million and diluted earnings per share of $0.07 for the same period last year, increases of 48% and 43%, respectively.

New order bookings for the first quarter were up 17% to $22.2 million compared with $18.9 million for the first quarter last year. As a result, the Company’s backlog of orders as of April 30, 2010 totaled $17.3 million compared with $14.5 million last year, an increase of 19%. Substantially all of the April 30, 2010 backlog is expected to be shipped during the current fiscal year.

“We are encouraged by the growth achieved in our solid first quarter results,” stated De Hont. “Demand for Met-Pro’s products continues to improve as evidenced by the 17% increase in first quarter new order bookings, which follows a 13% increase in new order bookings during the second half of last fiscal year when compared with the first half. Our gross margin for the first quarter came in at approximately 36%, which is up slightly from last year’s first quarter. Cash flows from operating activities totaled $2.3 million, which increased our cash position at April 30, 2010 to $32.5 million, or $2.21 per diluted share, further solidifying our already strong balance sheet.  The momentum in new order bookings, in combination with our steady quotation activity, gives us continued optimism about our future prospects.”

On March 12, 2010, the Company paid a quarterly dividend of $0.06 per share to shareholders of record at the close of business on February 26, 2010. In addition, the Board of Directors, at their meeting on March 29, 2010, declared a quarterly dividend of $0.06 per share payable June 11, 2010 to shareholders of record at the close of business on May 28, 2010. This is the thirty-fifth consecutive year that Met-Pro Corporation has paid either a cash or stock dividend.

Mr. De Hont and Gary J. Morgan, Senior Vice President of Finance and Chief Financial Officer, will hold a conference call for investors today, June 4, 2010, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s Investor Relations website at www.met-pro.com/html/invrel.htm prior to the beginning of the conference call.

Interested persons who wish to hear the live webcast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 74942496) at 10:55 AM (Eastern) today. A taped replay of the conference call will be available within two hours of the conclusion of the call and until June 18, 2010. To access the taped replay, call the US/Canada Dial-In # 800-642-1687 or the International Dial-In # 706-645-9291 and enter conference ID 74942496.
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Met-Pro Corporation/Page 2

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, is a leading niche-oriented global provider of product recovery, pollution control and fluid handling solutions. The Company’s diverse and synergistic solutions and products address the world’s growing need to meet more stringent emission regulations, reduce energy consumption and employ green technology. Through its global sales organization, internationally recognized brands, and operations in the United States, Canada, Europe and The People's Republic of China, Met-Pro’s solutions, products and systems are sold to a well-diversified cross-section of customers and markets around the world. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.

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Met-Pro Corporation
Consolidated Statement of Income
(unaudited)

	Three Months Ended
	April 30,
	2010	2009
Net sales	$22,277,077	$19,641,008
Cost of goods sold	14,295,538	12,628,040
Gross profit	7,981,539	7,012,968

Operating expenses
Selling	2,932,897	2,528,532
General and administrative	2,945,602	3,012,327
	5,878,499	5,540,859
Income from operations	2,103,040	1,472,109

Interest expense	(82,510)	(53,823)
Other income, net	117,468	13,965
Income before taxes	2,137,998	1,432,251

Provision for taxes	726,920	479,802

Net income	$1,411,078	$952,449

Basic earnings per share	$.10	$.07
Diluted earnings per share	$.10	$.07

Average common shares outstanding:
Basic shares	14,619,000	14,600,109
Diluted shares	14,693,035	14,645,792

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Met-Pro Corporation
Consolidated Balance Sheet

	April 30,	January 31,
	2010	2010
Assets	(unaudited)
Current assets
Cash and cash equivalents	$32,456,543	$31,387,108
Accounts receivable, net of allowance for
doubtful accounts of approximately
$185,000 and $204,000, respectively	15,592,477	14,011,950
Inventories	15,680,708	16,136,521
Prepaid expenses, deposits and other current assets	1,418,008	1,709,664
Total current assets	65,147,736	63,245,243

Property, plant and equipment, net	19,500,572	19,860,751
Goodwill	20,798,913	20,798,913
Other assets	730,367	703,452
Total assets	$106,177,588	$104,608,359

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$528,761	$534,251
Accounts payable	5,263,975	4,297,936
Accrued salaries, wages and expenses	4,064,286	3,425,691
Dividend payable	877,200	876,279
Customers’ advances	371,787	882,637
Deferred income taxes	181,253	181,253
Total current liabilities	11,287,262	10,198,047

Long-term debt	3,375,093	3,536,755
Other non-current liabilities	8,292,854	8,179,410
Deferred income taxes	1,712,508	1,716,563
Total liabilities	24,667,717	23,630,775

Shareholders’ equity
Common shares, $.10 par value; 36,000,000 shares
authorized, 15,928,679 shares issued, of which
1,308,687 and 1,311,664 shares were reacquired
and held in treasury at the respective dates	1,592,868	1,592,868
Additional paid-in capital	3,154,348	2,988,950
Retained earnings	91,195,957	90,662,820
Accumulated other comprehensive loss	(3,828,041)	(3,679,641)
Treasury shares, at cost	(10,605,261)	(10,587,413)
Total shareholders’ equity	81,509,871	80,977,584
Total liabilities and shareholders’ equity	$106,177,588	$104,608,359

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Met-Pro Corporation
Consolidated Business Segment Data
(unaudited)

	Three Months Ended April 30,
	2010	2009
Net sales
Product Recovery/Pollution Control Technologies	$11,013,225	$7,569,982
Fluid Handling Technologies	6,530,571	6,978,462
Mefiag Filtration Technologies	2,434,249	2,487,250
Filtration/Purification Technologies	2,299,032	2,605,314
	$22,277,077	$19,641,008

Income (loss) from operations
Product Recovery/Pollution Control Technologies	$516,161	$145,203
Fluid Handling Technologies	1,288,796	1,306,005
Mefiag Filtration Technologies	206,519	(15,403)
Filtration/Purification Technologies	91,564	36,304
	$2,103,040	$1,472,109

	April 30,	January 31,
	2010	2010
Identifiable assets
Product Recovery/Pollution Control Technologies	$35,322,331	$34,466,168
Fluid Handling Technologies	17,555,792	18,068,428
Mefiag Filtration Technologies	12,531,954	12,257,281
Filtration/Purification Technologies	8,211,089	8,257,837
	73,621,166	73,049,714
Corporate	32,556,422	31,558,645
	$106,177,588	$104,608,359

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Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

	Three Months Ended April 30,
	2010	2009
Cash flows from operating activities
Net income	$1,411,078	$952,449
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	445,252	480,672
Deferred income taxes	(597)	(597)
(Gain) on sales of property and equipment, net	–	(12,195)
Stock-based compensation	161,472	164,876
Allowance for doubtful accounts	(18,557)	42,941
Changes in operating assets and liabilities:
Accounts receivable	(1,556,207)	5,695,089
Inventories	395,944	(381,726)
Prepaid expenses, deposits and other assets	250,155	274,636
Accounts payable and accrued expenses	1,608,371	(1,378,851)
Customers’ advances	(511,077)	27,013
Other non-current liabilities	113,443	84,276

Net cash provided by operating activities	2,299,277	5,948,583

Cash flows from investing activities
Proceeds from sales of property and equipment	–	18,882
Acquisitions of property and equipment	(210,475)	(797,497)

Net cash used in investing activities	(210,475)	(778,615)

Cash flows from financing activities
Proceeds from new borrowings	–	485,336
Reduction of debt	(132,845)	(104,440)
Exercise of stock options	212,744	–
Payment of dividends	(877,021)	(876,007)
Purchase of treasury shares	(226,666)	–

Net cash used in financing activities	(1,023,788)	(495,111)
Effect of exchange rate changes on cash	4,421	22,207

Net increase in cash and cash equivalents	1,069,435	4,697,064

Cash and cash equivalents at February 1	31,387,108	21,749,653

Cash and cash equivalents at April 30	$32,456,543	$26,446,717

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